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                                                                   EXHIBIT 10.10
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                    SEPARATION AGREEMENT AND GENERAL RELEASE
                    ----------------------------------------

This Separation Agreement and General Release is entered into by and between Jim Geiser ("Mr. Geiser") and Global MAINTECH Corporation, a Minnesota corporation and its subsidiaries ("Global").

WHEREAS, Mr. Geiser is currently an employee of Global as Chief Financial Officer ("CFO") and Secretary and is a director and officer of subsidiaries of Global MAINTECH Corporation;

WHEREAS, Mr. Geiser and Global mutually desire to end Mr. Geiser's employment with Global;

NOW, THEREFORE, in consideration of the mutual covenants set forth below, it is agreed as follows:

1. Resignation. Mr. Geiser shall resign his employment with Global effective either September 30, 2000 or as soon as Mr. Geiser secures other employment, which ever is sooner. Mr. Geiser agrees to step down as CFO of the company effective July 3, 2000 and effective August 4, 2000 as regards all other positions as director and officer and remain as a consultant until September 30, 2000, and shall provide up to five (5) hours of work to Global during the period from the date of execution of this Agreement through September 30, 2000. Such work shall be assigned by Global's President or new CFO and shall be appropriate for a Global employee in Mr. Geiser's position.

2. Payments and Benefits. In exchange for the covenants and releases herein, Global shall provide the following to Mr. Geiser:

          a. continuance of pay and benefits at Mr. Geiser's current level until the termination of this agreement as defined in section 1;

3. Release by Mr. Geiser. In exchange for the consideration described herein, the adequacy of which is hereby acknowledged, Mr. Geiser unconditionally waives and releases and forever discharges Global and its predecessors, successors, subsidiaries, affiliates, and related entities, including, but not limited to its past and present directors, officers, agents, insurers, counsel, and employees of any of them, whether in their individual or official capacities (collectively referred to as "Global Parties") from any and all claims, demands, obligations, damages, actions, or liabilities, whether known or unknown, up through the date of his signature on this Agreement.

Mr. Geiser understands that by releasing all of his legal claims against the Global Parties, he is releasing all of his rights to bring any claims against them based on any actions, decisions, or events occurring through the date of his signature on this Agreement.


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Further, Mr. Geiser understands that he is releasing, and does hereby release, any claims for damages, by charge or otherwise, whether brought by him or on his behalf by any other party, governmental or otherwise, and agrees not to institute any claims for damages via legal proceedings against the Global Parties. Mr. Geiser also waives and releases any and all rights to money damages or other legal relief awarded by any governmental agency related to any charge or other claim.

Mr. Geiser understands and accepts that he is giving up any and all claims, complaints, causes of action or demands, whether now known or unknown, asserted or unasserted, direct or indirect, which he has or may have by reason of any matter, fact or thing occurring up through the date of his signature on this Agreement, including but not limited to claims based upon: Title VII of the Civil Rights Act of 1964, as amended; the Age Discrimination in Employment Act; the Employee Retirement Income Security Act; the Americans with Disabilities Act; the Fair Labor Standards Act; the Minnesota Human Rights Act; or any other federal, state or local statute, ordinance, or law. Mr. Geiser also understands that he is giving up all other claims, including those grounded in contract or tort theories, including but not limited to: claims under federal and/or state securities law; claims under Minnesota corporate law; wrongful discharge, breach of express or implied contract; tortious interference with contractual relations; promissory estoppel; breach of the implied covenant of good faith and fair dealing; breach of express or implied promise; breach of manuals or other policies; assault; battery; fraud; invasion of privacy; intentional or negligent misrepresentation; defamation, including libel, slander, discharge defamation and self-publication defamation; discharge in violation of public policy; breach of fiduciary duty; whistleblower; intentional or negligent infliction of emotional distress; or any other theory, whether legal or equitable.

Mr. Geiser understands that he may take twenty-one (21) days to consider the terms of this Agreement before signing it. Mr. Geiser further understands that he may sign the Agreement prior to the expiration of the twenty-one (21) day period without prejudice to himself or Global. Mr. Geiser represents that he has carefully read and fully understands all provisions of this Agreement and that he has had a full opportunity to have all of the terms of this Agreement explained to him by his counsel.

After signing this Agreement, Mr. Geiser may rescind this Agreement insofar as it extends to his release of claims under the Minnesota Human Rights Act if he delivers a written recission to Global within fifteen (15) days after signing this Agreement. Mr. Geiser must deliver the rescission by hand within the applicable period or send it by certified mail within the applicable period, return receipt requested, to Trent Wong, President, Global Maintech, Inc., 7578 Market Place Drive, Eden Prairie, MN 55344. After signing this Agreement, Mr. Geiser may revoke this Agreement insofar as it extends to his release of claims under the Age Discrimination in Employment Act if he delivers a written revocation to Global within seven (7) days after signing this Agreement. Mr. Geiser must deliver the revocation by hand within the applicable period


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or send it by certified mail within the applicable period, return receipt requested, to Trent Wong, President, Global Maintech, Inc., 7578 Market Place Drive, Eden Prairie, MN 55344. If Mr. Geiser exercises his right to revoke/rescind, neither party shall have any rights or obligations under this Agreement.

4. Release by Global. In exchange for the consideration described herein, the adequacy of which is hereby acknowledged, Global, its predecessors, successors, subsidiaries, affiliates, and related entities, including its past and present directors and officers unconditionally waives and releases and forever discharges Mr. Geiser from any and all claims, demands, obligations, damages, actions, or liabilities whether known or unknown up through the date of Global's signature on this Agreement.

5. Indemnity and Insurance. Notwithstanding the release of Global by Mr. Geiser contained herein, Global shall continue to indemnify and hold Mr. Geiser harmless from any and all costs and expenses, including reasonable attorneys fees, attributable to all claims, lawsuits, causes of action, administrative or other proceedings arising out of or related to actions taken by Mr. Geiser in his capacity as a director, officer and employee of the Global ("Claims") other than Claims attributable to the gross neglect or wilful misconduct of Mr. Geiser. Global shall maintain directors and officers insurance in customary amounts and for a period of six years shall either (i) confirm that Mr. Geiser will be covered by such insurance for actions taken by Mr. Geiser as an officer, director or employee of Global; or, (ii) list Mr. Geiser as an additional insured.

6. Protection of Confidential Information and Non-solicitation of Employees. Mr. Geiser agrees that, for a period of two years from the date he executes this Agreement, he shall not disclose or use any Confidential Information of Global of which he learned during his employment, whether or not developed by him. "Confidential Information" shall mean information of Global or its customers, including any formula, pattern, compilation, program, device, method, technique or process, that derives independent economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can derive economic value from its disclosure or use. Information does not lose its confidential status merely because it was known by a limited number of other persons or entities or because it was not entirely the origin of Global. Notwithstanding the foregoing, information shall lose its confidential status if such information (i) comes into the public domain through no fault of Mr. Geiser or (ii) is lawfully acquired by Mr. Geiser from a third party without confidentiality obligations to Global. Further, and without limitation on the other obligations herein, Mr. Geiser agrees not to disregard his obligations of confidence by using any Confidential Information of which Mr. Geiser becomes informed during his employment to guide him in a search of publicly available information, selecting a series of items of knowledge from unconnected sources and fitting them together to claim that he did not violate the terms of this paragraph.


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Mr. Geiser further agrees that, during the period two years after the date on which he executes this Agreement, he will not, directly or indirectly, employ or attempt to employ any director, officer or employee of Global, or otherwise interfere with or disrupt any employment relationship (contractual or otherwise) of Global. Nothing in this paragraph shall prohibit Mr. Geiser from employing or attempting to employ any director, officer or employee of Global if such director, officer or employee initiated contact with Mr. Geiser or responded as a member of the general public at large to an advertisement for a position offered by Mr. Geiser.

Mr. Geiser hereby specifically acknowledges and agrees that Section 4 and each provision hereof are reasonable and necessary to ensure that Global receives the expected benefits of this Agreement and that violation of Section 4 will harm the company to such an extent that monetary damages alone would be an inadequate remedy. Therefore, in the event of any violation by Mr. Geiser of any provision of Section 4, Global shall be entitled to an injunction (in addition to all other remedies it may have) restraining Mr. Geiser from committing or continuing such violation. If any provision or application of Section 4 is held unlawful or unenforceable in any respect, Section 4 shall be revised or applied in a manner that renders it lawful and enforceable to the fullest extent possible.

7. Confidentiality. Mr. Geiser agrees to keep confidential the terms and conditions on which his employment and membership on the Global Board of Directors has ended. Mr. Geiser agrees not to disclose any information concerning this Agreement to any person, except his attorneys, accountants, tax advisors, or as may be required by law.

8. Entire Agreement. This Agreement (and any agreements referenced herein) constitute the entire agreement between the parties with respect to Mr. Geiser's relationship with Global. The parties agree that there were no inducements or representations leading to the execution of this Agreement other than those contained in the Agreement. Any modification of or addition to this Agreement must be in a writing signed by Mr. Geiser and Global.

9. Governing Law. This Agreement will be construed and interpreted in accordance with the laws of the State of Minnesota.

10. Successors and Assigns. This Agreement shall be binding upon each party and upon their heirs, administrators, representatives, executors, successors and assigns. This Agreement shall inure to the benefit of the parties as well as their heirs, administrators, representatives, executors, successors and assigns.

11. Acknowledgment. The parties have read, considered, and fully understand this Agreement, have had sufficient time to consider its terms, and execute it knowingly, freely, and voluntarily. Both parties have had opportunity to consult with their own independent attorneys or other advisors of their choice. This Agreement does not


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constitute, nor shall it be construed as, an admission of any obligation, wrong doing, liability or fault of any kind on the part of either party hereto nor on the part of any of the entities referenced herein.

12. The undersigned have each read this Agreement and understand all the terms fully and enter their signatures in order to signify their understanding and voluntary agreement with all the terms and conditions set forth herein.



Dated:  8/4/00                          /s/ James Geiser
                                        -------------------------------
                                        Jim Geiser


Dated:  8/4/00                          GLOBAL MAINTECH Corporation


                                        By /s/ Trent Wong
                                           ----------------------------

                                        Its CEO
                                            ---------------------------


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